Exhibit 99.4

AMENDMENT TO ASSUMPTION AND FIRST AMENDED

ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSUMPTION AND FIRST AMENDED ASSET PURCHASE AGREEMENT (“Amendment”) is entered into as of May 15, 2012, by and among FRISCH’S RESTAURANTS, INC., an Ohio corporation, and its wholly-owned subsidiaries FRISCH OHIO, INC., FRISCH INDIANA, INC., FRISCH KENTUCKY, LLC, FRISCH PENNSYLVANIA, INC., and FRISCH WEST VIRGINIA, INC. (collectively, the “Seller Group”), TIER IV ACQUISITION LLC, a Delaware limited liability company (“Tier”), and GOLDEN CORRAL CORPORATION, a North Carolina corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller Group and Purchaser entered into that certain Assumption and First Amended Asset Purchase Agreement dated as of April 4, 2012, relating to the purchase and sale of twenty-eight (28) Golden Corral® operating restaurants and the related real and personal property, as more particularly described therein (the “Agreement”, capitalized but undefined words contained herein having the meanings ascribed to them in the Agreement); and

WHEREAS, Seller Group, Tier and Purchaser desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Addition of Owned Real Property. The Agreement is hereby amended by adding that certain operating Golden Corral® restaurant and the real and personal property related thereto located at 1843 Tiffin Avenue, Findlay, Ohio 45840 (the “Findlay Property”) as an “Owned Real Property” to be purchased and sold pursuant to the terms of the Agreement. The Findlay Property shall also be considered a “Restaurant” for purposes of the Agreement, and Exhibit A to the Agreement is hereby amended by adding the Findlay Property thereto. In furtherance of the foregoing, all references in the Agreement to the purchase and sale of “twenty-eight” or “28” Golden Corral® operating restaurants are hereby amended to “twenty-nine” or “29”, as the case may be. Schedule 1.1(a) is hereby amended to add the following: 284, Findlay, $3,000. Schedule 1.1(b) is hereby amended to add the following: Golden Corral Franchise Agreement dated as of July 18, 2005, between Golden Corral Franchising Systems, Inc., a Delaware corporation (“Franchisor”) and Frisch’s Restaurants, Inc., an Ohio corporation (“Franchisee”). Schedule 1.1(e) is hereby amended to add the following: 284, Findlay, Health, Findlay City Health Department, March 1.

2. Purchase Price of Findlay Property. The purchase price to be paid by Purchaser to Seller Group for the Findlay Property shall be Nine Hundred Thousand Dollars ($900,000.00), plus the value of the Findlay Property Inventory and Change Fund, subject to the adjustments pursuant to Section 2.3 of the Agreement. The Purchase Price under Section 2.3 of the

Agreement is accordingly hereby increased from Forty-Eight Million Nine Hundred Thousand Dollars ($48,900,000.00) to Forty-Nine Million Eight Hundred Thousand Dollars ($49,800,000.00).

3. Due Diligence Period for Findlay Property. The Due Diligence Period for the Findlay Property shall expire on the date which is ten (10) days following the date of this Amendment.

4. Closing Date for Findlay Property. The Closing Date for the Findlay Property shall be on a date that is mutually agreeable to Seller Group and Purchaser, but in no event shall the Closing Date be after May 31, 2012.

5. Employees for Findlay Property. The Agreement is hereby amended by adding the employees listed on Exhibit A hereto (relating to the Findlay Property) to Schedule 3.15 thereof.

6. Organization, Corporate Power, Authorization. Tier IV Acquisition LLC, a wholly-owned subsidiary of Frisch Ohio, Inc., is a limited liability company duly incorporated and organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver, and perform this Agreement, the Deeds, and all other agreements, documents, certificates, and other papers contemplated to be delivered by it pursuant to the Agreement with respect to the Findlay Property.

7. Effect. Upon the execution of this Amendment by all parties hereto, this Amendment shall be deemed a modification of the Agreement. Except as expressly modified hereby, all of the terms and conditions of the Agreement shall remain unaltered and in full force and effect; provided, however, that such other terms and conditions of the Agreement shall be amended to the extent necessary to accomplish the transactions contemplated by this Amendment.

8. Miscellaneous. This Amendment may be executed in counterparts, each of which shall constitute an original. The parties may sign this Amendment by telefaxed or e-mail PDF copies, and any such telefaxed or e-mail PDF copy shall be deemed to be an original. No objection shall be made to the introduction into evidence of any telefaxed or e-mail PDF copy on grounds related to the telefaxed or e-mail PDF copy not being an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SELLER GROUP:

FRISCH’S RESTAURANTS, INC.

By:	/s/ Mark Lanning
Name:	Mark Lanning
Title:	CFO

FRISCH OHIO, INC.

By:	/s/ Mark Lanning
Name:	Mark Lanning
Title:	CFO

FRISCH INDIANA, INC.

By:	/s/ Mark Lanning
Name:	Mark Lanning
Title:	CFO

FRISCH KENTUCKY, LLC

By:	/s/ Mark Lanning
Name:	Mark Lanning
Title:	CFO

FRISCH PENNSYLVANIA, INC.

By:	/s/ Mark Lanning
Name:	Mark Lanning
Title:	CFO

FRISCH WEST VIRGINIA, INC.

By:	/s/ Mark Lanning
Name:	Mark Lanning
Title:	CFO

PURCHASER:

GOLDEN CORRAL CORPORATION

By:	/s/ Robert B. Heyward
Name:	Robert B. Heyward
Title:	Vice President

TIER:

TIER IV ACQUISITION LLC

By:	/s/ Mark Lanning
Mark R. Lanning, Partner

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